UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of March 9, 2010, DaVinciRe Holdings Ltd. (“DaVinciRe”), a joint venture in which RenaissanceRe Holdings Ltd. (the “Company”) maintains majority voting control, the banks, financial institutions and other institutional lenders parties to the Credit Agreement (as defined below) (collectively, the “Lenders”), and Citibank, N.A. (“Citibank”), as administrative agent, entered into Amendment No. 1 to the Third Amended and Restated Credit Agreement (the “Amendment”), amending the Third Amended and Restated Credit Agreement, dated as of April 5, 2006, among the same parties (the “Credit Agreement”). The Amendment relates to the release of the current collateral pledged by DaVinciRe in support of its obligations under the Credit Agreement and the pledge by an affiliate of DaVinciRe of other collateral in substitution for the released collateral. The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Bank of America, N.A., The Bank of New York Mellon, Citibank, HSBC Bank USA, N.A., and Wachovia Bank, National Association, which are parties to the Amendment, are also parties to a $1.4 billion reimbursement agreement with the Company, Renaissance Reinsurance Ltd., Renaissance Reinsurance of Europe, Glencoe Insurance Ltd. and DaVinci Reinsurance Ltd. Bank of America, N.A., The Bank of New York Mellon, The Bank of N.T. Butterfield & Son Limited, Barclays Bank PLC, Citibank, UBS Loan Finance LLC and Wachovia Bank, National Association, which are parties to the Amendment, are also parties to a $345 million credit agreement with the Company. In addition, certain affiliates of the Lenders have in the past provided, and may in the future provide, investment banking, transfer agent, trusteeship, custodial, and/or other financial services to the Company from time to time.

Item 8.01	Other Events.

The Company is filing this Item 8.01 to its Current Report on Form 8–K (this “Report”) in connection with the offering by its wholly owned subsidiary, RenRe North America Holdings Inc. (the “Issuer”), formerly known as Glencoe U.S. Holdings Inc., of the Issuer’s senior notes due 2015 (the “Senior Notes”), to add Note 28 to the Company’s audited consolidated financial statements included within Part II, Item 8 of the Company’s Annual Report on Form 10–K for the year ended December 31, 2009 (the “2009 Form 10–K”), filed with the SEC on February 19, 2010. This additional note to the financial statements provides condensed consolidating financial information in accordance with Rule 3-10(c) of Regulation S-X as the Senior Notes, upon issuance, will be fully and unconditionally guaranteed by the Company. To reflect the addition of Note 28, Part II, Item 8 of the 2009 Form 10-K is hereby being amended by replacing it in its entirety with the contents of Exhibit 99.1 hereto, which Exhibit 99.1 is incorporated by reference herein. Because Item 8.01 of this Report is being filed for the purposes described above, and only affects the item specified above in this Item 8.01, the other information contained in the 2009 Form 10–K remains unchanged. No attempt has been made in this Report nor in the Exhibits hereto to modify or update disclosures in the 2009 Form 10–K except as described in this Item 8.01. Accordingly, this Report and the Exhibits hereto should be read in conjunction with the 2009 Form 10–K.

On March 11, 2010, the Company issued a press release (the “Press Release”) providing an initial estimate of the impact on its financial results from the Chilean earthquake and European windstorm Xynthia. A copy of the Press Release is attached as Exhibit 99.2 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Amendment No.1 to the Third Amended and Restated Credit Agreement among DaVinciRe Holdings Ltd., the Lenders party thereto and Citibank, N.A. as administrative agent

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Annual Report on Form 10–K for the year ended December 31, 2009: Part II, Item 8: Financial Statements and Supplementary Data

99.2	Press Release, dated March 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: March 11, 2010	By:	/s/ STEPHEN H. WEINSTEIN
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel, and Corporate Secretary

INDEX TO EXHIBITS

Exhibit #	Description

10.1	Amendment No.1 to the Third Amended and Restated Credit Agreement among DaVinciRe Holdings Ltd., the Lenders party thereto and Citibank, N.A. as administrative agent

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Annual Report on Form 10–K for the year ended December 31, 2009: Part II, Item 8: Financial Statements and Supplementary Data

99.2	Press Release, dated March 11, 2010